FOR IMMEDIATE RELEASE                       PRESS RELEASE

Optimal Group Announces Second Quarter 2008 Results

Enters into Purchase Agreements to Sell Certain Payments Assets

Montreal, Quebec, August 6, 2008—Optimal Group Inc. (NASDAQ:OPMR) today announced its financial results for the second quarter ended June 30, 2008. All references are in U.S. dollars.

Revenues for the second quarter ended June 30, 2008 consisted of revenues from both the Optimal Payments segment and the WowWee segment. The WowWee segment operates in an industry that is seasonal by nature and where a significant portion of revenues and corresponding cash flow are typically generated in the second half of the year.

Revenues for the second quarter ended June 30, 2008 were $41.6 million (which includes approximately $15.5 million related to the WowWee segment; due to seasonality, the first and second quarters are typically the weakest quarters of the year for this segment) compared to $28.0 million for the second quarter ended June 30, 2007.

The Company’s quarterly results for the second quarter of 2008 were significantly affected by certain non-cash charges and seasonality. The net loss for the second quarter ended June 30, 2008 was $48.4 million or $1.87 per diluted share compared to net earnings of $1.2 million or $0.05 per diluted share in the second quarter ended June 30, 2007. The net loss in the quarter is mainly attributable to non-cash charges relating to the transactions described under the heading “Divestitures-Payments Segment” in this press release and that include an impairment of goodwill of $29.1 million that was recognized in the Optimal Payments segment. This charge resulted from Optimal’s analysis of goodwill at June 30, 2008, where it was determined that the estimated fair value of Optimal Payments was less than its carrying value. As a result of the impairment of goodwill, Optimal also incurred non-cash tax charges of approximately $13.3 million in the quarter. In addition, the WowWee segment operates in an industry in which the first half of the year typically has lower levels of shipments, resulting in lower revenues, increased costs and weaker financial results.

EBITDA for the second quarter ended June 30, 2008 was a loss of $0.5 million or $0.02 per diluted share compared to EBITDA of $3.3 million or $0.13 per diluted share for the comparable period in 2007.

EBITDA is a non-GAAP (generally accepted accounting principles) financial measure calculated as earnings before investment income, taxes, depreciation and amortization and excludes the impact of impairment loss, non-controlling interest, stock-based compensation, and discontinued operations. A reconciliation of Optimal’s EBITDA is included in Annex A.

Optimal Group Announces Second Quarter 2008 Results

Optimal's consolidated balance sheet remains strong. Optimal’s cash position grew slightly from the last quarter-end and, as at June 30, 2008, the Company had cash and cash equivalents, short-term investments (including amounts held in reserve) and settlement assets net of customer reserves and security deposits, of $43.1 million or $1.67 per issued and outstanding share; working capital, excluding cash and short-term investments held as reserves, of $11.9 million; and shareholders' equity of $147.2 million, or $5.70 per issued and outstanding share. The Company continues to evaluate potential acquisition opportunities and expects to grow the WowWee segment by executing on internal growth initiatives and by actively pursuing complementary acquisitions.

Divestitures - Payments Segment

The divestitures described below relate to the Company’s activities in the following payments areas: card-present transaction processing in Canada; card-present transaction processing in the United States; and “card-not-present” transaction processing.

Divestiture of “Card-Not-Present” Transaction Processing

Optimal Payments Inc., a wholly-owned subsidiary of Optimal Group Inc. has entered into an asset purchase agreement with an affiliate of Card One Plus Ltd., a Toronto-based provider of electronic payments solutions, under which they will purchase substantially all of the assets that relate to Optimal Payments “card-not-present” payments processing business. The purchase price for this transaction will be $7.0 million plus the assumption of certain liabilities. The purchaser will acquire the assets from Optimal’s Canadian-based subsidiary, Optimal Payments Inc., its Irish-based subsidiary, Optimal Payments (Ireland) Limited, UK-based Optimal Payments Limited, and U.S.-based Optimal Payments Corp. Under the terms of this transaction, the purchaser will take over Optimal Payments’ head office facilities in Montreal, Quebec.

The closing of this transaction is anticipated to take place on August 29, 2008 and will result in impairment charges that are previously described in this press release.

Divestiture of Canadian Card-Present Transaction Processing

Optimal Payments has also entered into an asset purchase agreement with Sterling Payment Solutions Inc., a company led by an executive of Optimal Payments, under which the purchaser will purchase substantially all of the assets that relate to Optimal Payments “card-present” payments processing business in Canada. The purchase price for this transaction will be $2.0 million plus the assumption of certain liabilities. The purchaser will acquire the assets from Optimal’s Canadian-based subsidiary, Optimal Payments Inc.

The closing of this transaction is anticipated to take place on August 29, 2008 and will result in impairment charges that are previously described in this press release.

Optimal Group Announces Second Quarter 2008 Results

United States Card-Present Transaction Processing

As a result of these transactions, substantially all of the employees and infrastructure involved in those payments businesses will be transferred to the prospective purchasers. Optimal will maintain its continued rights to residual payments and other interests in Optimal’s U.S.-based card-present transaction processing sector, which generates the majority of Optimal’s cash flow from its payments business. Optimal believes that it is more likely than not that all or part of its remaining interest in this segment will be sold over the course of the next 12 months.

Under the Card One agreement, Optimal has secured transition services arrangements under which Card One will perform certain processing services on Optimal’s behalf. These services relate to Optimal’s continued rights to residual payments and other interests in merchant account portfolios in Optimal’s U.S.-based card-present transaction processing sector.

Preliminary Outlook for 2008

In its WowWee segment, the Company remains very cautious in the face of a weak economy, diminished consumer spending, one of the most challenging retail environments in recent times, rising raw materials and transportation costs and the continuing difficulties affecting companies that manufacture in China. As well, due to the foregoing, retailers in general are delaying their orders as they balance the risks in the general economy. This is affecting all wholesalers and forcing companies to make challenging supply chain decisions. For this segment, the Company continues to anticipate revenue in the range of $130-140 million. This will represent year over year revenue growth in this segment of 25-30%. Also, the Company continues to significantly invest to execute upon its growth strategies for the WowWee segment, which will compress operating margins for 2008. These anticipated results should continue to be viewed as preliminary and with caution due to the seasonality of the WowWee segment and the industry in which it operates, as well as the difficult circumstances facing the general economy. The Company anticipates that greater clarity relating to its operations and financial results will occur as the year progresses.

During 2008, the Company continued to implement its strategies for the WowWee segment. It continues to make significant investments in its sales and distribution, as well as marketing and promotion. The Company is also actively building out its online presence, enhancing the consumer’s ability to experience and explore the Company’s products through the Internet. As well, the Company is pursuing a program of developing and distributing products based on licensed properties. For 2008, the WowWee segment has developed the broadest and most dynamic product offerings in its history. These products have begun to be shipped in the second quarter of 2008.

Optimal Group Announces Second Quarter 2008 Results

Key assumptions and sensitivities

In connection with any projections contained in this press release, we have made the following principal assumptions:in assessing the anticipated year over year revenue growth for the WowWee segment, we have assumed the accuracy of the 2007 revenues for the period ended November 6, 2007, as reported to us by the vendors of the business; customers of the WowWee segment will fulfill their anticipated purchases and the levels of sales discounts will be consistent with levels experienced by the vendors of the business over recent quarters, as reported to us; the cost of producing the WowWee segment’s products in China will not increase more than currently anticipated.

Our statement as to projections is forward looking, and does not take into account the potential impact of any future divestitures, acquisitions, mergers or other business combinations. Furthermore, our actual WowWee revenue is subject to the risks and uncertainties summarized below under “Cautionary Statements Regarding Forward-Looking Statements” and could differ materially from our projection. As well, the non-GAAP financial results of Optimal’s results of operations are not meant to be considered superior to or a substitute for Optimal’s results of operations prepared in accordance with GAAP.

Legal Matters

Following announcements by the U.S. Attorney’s Office in the Southern District of New York relating to its investigation of the U.S. Internet gambling industry, the Company, in March 2007, initiated discussions with the U.S. Attorney’s Office and is in the process of responding to a voluntary request for information issued by the U.S. Attorney’s Office.

As previously disclosed, Optimal Payments has received a request for information from the U.S. Attorney’s Office in the Eastern District of New York pertaining to its former involvement in processing payment transactions for Internet pharmacies. Optimal Payments is currently in discussions with that Office relating to those processing activities.

Conference call

Optimal will hold a conference call on Wednesday, August 6, 2008 at 9:00 a.m. (EDT). It is the intent of Optimal’s conference call to have the question and answer session limited to institutional analysts and investors. The call can be heard beginning at 9:00 a.m. (EDT) as an audio webcast via Optimal’s website at www.optimalgrp.com. As well, Optimal invites retail brokers and individual investors to hear the conference call replay by dialing (514) 861-2272 or 1 (800) 408-3053 access code #3266491. The replay may be heard beginning at 10:30 a.m. (EDT) on August 6, 2008 and will be available for five business days thereafter.

Optimal Group Announces Second Quarter 2008 Results

About Optimal Group

Optimal Group Inc. has operated and, through various subsidiaries, has actively managed a variety of businesses.

Optimal Group Inc. currently operates:

The WowWee group of companies has operations in Hong Kong, La Jolla, California and Montreal, Quebec.  WowWee Group Limited, based in Hong Kong, is a leading designer, developer, marketer and distributor of technology-based consumer robotic, toy and entertainment products.

The Optimal Payments group of companies, with operations primarily in North America and the United Kingdom.  Optimal Payments provides secure electronic payment and risk management solutions to small and medium-sized businesses that sell and deliver goods and services over the Internet, wireless, or generally in a card-not-present environment.

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

Gary Wechsler

Chief Financial Officer

Optimal Group Inc.

(514) 738-8885

gary@optimalgrp.com

Optimal Group Announces Second Quarter 2008 Results

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects”, “intends”, “anticipates”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, results, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

•	existing and future governmental regulations and disputes with governmental authorities;
•	general economic, legal and business conditions in the markets we serve;
•	consumer confidence in the security of financial information transmitted via the Internet;
•	levels of consumer and merchant fraud, disputes between consumers and merchants and merchant insolvency;
•	liability for merchant chargebacks;
•	our ability to safeguard against breaches of privacy and security when processing electronic transactions and use of our payments systems for illegal purposes;
•	the imposition of and our compliance with rules and practice procedures implemented by credit card and check clearing associations;
•	our ability to adapt to changes in technology, including technology relating to electronic payments systems;
•	our ability to protect our intellectual property;
•	our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;
•	disruptions in the function of our electronic payments systems and technological defects;
•	our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances;
•	our ability to retain key personnel;
•	currency exchange rate fluctuations;
•	our ability to successfully implement our strategies for our recently acquired WowWee business;
•	changing consumer preferences for electronics and play products;
•	the seasonality of retail sales;
•	concentration among our major retail customers for the products of our WowWee business;
•	economic, social and political conditions in China, where WowWee’s products are manufactured;
•	the price and supply of raw materials used to manufacture WowWee’s products
•	product liability claims and product recalls;
•	increased competition;
•	litigation; and
•	the factors described under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007.

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this press release.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this press release.

Consolidated Balance Sheets, Statements of Operations and Statements of Cash Flows follow:

OPTIMAL GROUP INC.
Consolidated Balance Sheets

June 30, 2008 and December 31, 2007
(expressed in thousands of U.S. dollars)

	June 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$51,000	$47,193
Cash held as reserves	5,768	6,869
Short-term investments	2,383	12,477
Short-term investments held as reserves	1,795	1,710
Settlement assets	1,402	4,715
Accounts and other receivables	19,367	18,513
Inventories	15,954	3,103
Income taxes receivable and refundable investment tax credits	576	4,169
Prepaid expenses and deposits	1,403	1,958
Future income taxes	876	714
	100,524	101,421

Restricted cash	19,183	19,183
Property and equipment	5,597	4,670
Goodwill	36,026	66,210
Intangible assets	77,817	86,858
Future income taxes	–	6,200
Other asset	–	5,739

	$239,147	$290,281
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$52,978	$47,083
Customer reserves and security deposits	19,233	21,324
Income taxes payable	7,681	7,251
Future income taxes	1,124	1,270
	81,016	76,928

Future income taxes	10,886	11,648

Shareholders' equity:
Share capital	210,741	211,998
Warrants	2,696	2,696
Additional paid-in capital	32,798	29,561
Deficit	(97,506)	(41,066)
Accumulated other comprehensive loss	(1,484)	(1,484)
	147,245	201,705

	$239,147	$290,281

OPTIMAL GROUP INC.
Consolidated Statements of Operations and Comprehensive Loss

Periods ended June 30, 2008 and 2007
(expressed in thousands of U.S. dollars, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007

Revenues	$41,578	$28,042	$72,829	$58,108

Expenses:
Transaction processing and cost of sales	26,668	18,096	46,063	36,769
Selling, general and administrative	13,705	5,803	26,285	13,474
Amortization of intangibles pertaining to transaction processing and cost of sales	4,832	3,227	9,596	6,336
Amortization of equipment pertaining to cost of sales	832	-	1,661	–
Amortization of equipment pertaining to selling, general and administrative	337	316	642	650
Stock-based compensation pertaining to selling, general and administrative	1,880	30	2,451	6,027
Research and development	1,155	601	2,750	1,264
Operating leases	540	282	960	514
Impairment of goodwill	29,097	-	29,097	-

Loss before undernoted item	(37,468)	(313)	(46,676)	(6,926)

Investment income	243	1,576	689	3,477

(Loss) earnings before income tax provision and non-controlling interest	(37,225)	1,263	(45,987)	(3,449)

Income tax provision	11,169	106	10,453	887

(Loss) earnings before non-controlling interest	(48,394)	1,157	(56,440)	(4,336)

Non-controlling interest	-	-	-	(159)

Net (loss) earnings and comprehensive (loss) income	$(48,394)	$1,157	$(56,440)	$(4,495)

Weighted average number of shares:
Basic	25,852,211	23,854,507	25,910,169	23,853,710
Plus impact of stock options and warrants	-	542,407	-	617,135

Diluted	25,852,211	24,396,914	25,910,169	24,470,845

Earnings (loss) per share:
Basic	$(1.87)	$0.05	$(2.18)	$(0.19)
Diluted	(1.87)	0.05	(2.18)	(0.19)

OPTIMAL GROUP INC.
Consolidated Statements of Cash Flows

Periods ended June 30, 2008 and 2007
(expressed in thousands of U.S. dollars)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007

Cash flows from (used in) operating activities:
Net (loss) earnings	$(48,394)	$1,157	$(56,440)	$(4,495)
Adjustments for items not affecting cash:
Non-controlling interest	-	-	-	159
Amortization	6,001	3,543	11,899	6,986
Gain on settlement of litigation	-	(1,612)	-	(1,612)
Impairment of goodwill	29,097	-	29,097	-
Future income taxes	11,730	(421)	10,637	(997)
Stock-based compensation	1,880	30	2,451	6,027
Foreign exchange	(15)	(108)	(21)	(138)
Net change in operating assets and liabilities	2,877	(22,295)	(418)	(45,584)
	3,176	(19,706)	(2,795)	(39,654)

Cash flows from (used in) financing activities:
Repurchase of Class "A" shares	(148)	-	(471)	-
Proceeds from exercise of RSUs in OPIL	-	-	-	58
Proceeds from issuance of Class "A" shares	-	34	-	52
Decrease in bank indebtedness	-	-	-	(8,581)
	(148)	34	(471)	(8,471)

Cash flows from (used in) investing activities:
Purchase of equipment and intangible assets	(2,063)	(976)	(3,380)	(2,058)
Proceeds from maturity of short-term investments	4,318	5,138	10,094	71,621
Decrease in long-term receivables	-	27	368	362
Repurchase of OPIL shares	-	-	-	(16,463)
Transaction costs	-	(6)	-	(1,748)
	2,255	4,183	7,082	51,714

Effect of exchange rate changes on cash and cash equivalents during the period	15	108	(9)	155

Increase (decrease) in cash and cash equivalents	5,298	(15,381)	3,807	3,744

Cash and cash equivalents, beginning of period	45,702	123,047	47,193	103,922

Cash and cash equivalents, end of period	$51,000	$107,666	$51,000	$107,666

Annex A

Non-GAAP Financial Measures

We are using a non-GAAP (generally accepted accounting principles) measure to assess our operating performance. Earnings and other measures adjusted to a basis other than GAAP do not have standardized meanings and are unlikely to be comparable to similar measures used by other companies. Accordingly, they should not be considered in isolation. We are using EBITDA to measure the Company’s performance, which measure excludes certain items from earnings that Optimal management does not stress in assessing the Company’s operating performance and financial condition. We also believe this measure is routinely used by investors and analysts as a basis for assessing company value.

EBITDA, as used by Optimal, is calculated as earnings before investment income, taxes and depreciation and amortization and excludes the impacts of impairment loss, non-controlling interest, stock-based compensation and discontinued operations. We believe it is useful to exclude these items as they are either non-cash expenses, items that cannot be influenced by management in the short term, or items that do not impact core operating performance. Excluding these items does not imply they are necessarily non-recurring.

OPTIMAL GROUP INC.
Reconciliation of Non-GAAP Financial Information
(expressed in thousands of U.S. dollars, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
	Unaudited	Unaudited	Unaudited	Unaudited

Net (loss) earnings	$(48,394)	$1,157	$(56,440)	$(4,495)

Add (deduct):
Amortization of intangibles pertaining to transaction processing and cost of sales	4,832	3,227	9,596	6,336
Amortization of equipment pertaining to selling, general and administrative	337	316	642	650
Amortization of equipment pertaining to cost of sales	832	-	1,661	-
Stock-based compensation pertaining to selling, general and administrative	1,880	30	2,451	6,027
Non-controlling interest	-	-	-	159
Investment income	(243)	(1,576)	(689)	(3,477)
Income tax provision	11,169	106	10,453	887
Impairment of goodwill	29,097	-	29,097	-
EBITDA	$(490)	$3,260	$(3,229)	$6,087

Diluted shares	25,852	24,397	25,910	24,471

EBITDA per diluted share	$(0.02)	$0.13	$(0.12)	$0.25